Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITY IS THEN IN EFFECT, OR SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED DUE TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION.  SHOULD THERE BE ANY REASONABLE UNCERTAINTY OR GOOD FAITH DISAGREEMENT BETWEEN MAKER AND THE HOLDER AS TO THE AVAILABILITY OF SUCH EXEMPTIONS, THEN THE HOLDER SHALL BE REQUIRED TO DELIVER TO THE MAKER AN OPINION OF COUNSEL (SKILLED IN SECURITIES MATTERS AND SELECTED BY THE HOLDER) IN FORM AND SUBSTANCE SATISFACTORY TO MAKER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS.
THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A MEMBERSHIP INTEREST PURCHASE AGREEMENT DATED AS OF JANUARY 13, 2014 (“MEMBERSHIP INTEREST PURCHASE AGREEMENT”) AND IS SUBJECT TO VARIOUS RIGHTS OF OFFSET BY MAKER UNDER THE MEMBERSHIP INTEREST PURCHASE AGREEMENT.
SHARES THAT MAY BE ISSUED UPON CONVERSION OF THIS INSTRUMENT ARE SUBJECT TO THE TERMS OF A SHAREHOLDER REGISTRATION RIGHTS AGREEMENT DATED AS OF JANUARY 13, 2014 (“SHAREHOLDER AGREEMENT”) AND ARE SUBJECT TO VARIOUS RESTRICTIONS ON TRANSFER, REPURCHASE RIGHTS AND STANDSTILL PROVISIONS UNDER THE SHAREHOLDER AGREEMENT.
CONVERTIBLE SUBORDINATED PROMISSORY NOTE
$1,000,000.00	January 13, 2014
FOR VALUE RECEIVED, Autobytel Inc., a Delaware corporation (“Maker”), hereby promises to pay to the order of AutoNationDirect.com, Inc., a Delaware corporation (“Holder”), the principal sum of One Million Dollars and 00/100 Dollars ($1,000,000.00), together with interest on the outstanding principal balance of this Note from time to time outstanding from the date hereof until this Note is paid in full.  Such principal and interest shall be payable on the terms and conditions set forth in this Note.  This Note is being issued pursuant to a Membership Interest Purchase Agreement dated as of January 13, 2014 among Maker, Holder and certain other parties thereto (“Membership Interest Purchase Agreement”).

1.            Interest Rate.

(a)            The principal sum outstanding from time to time under this Note shall bear interest at the rate of six percent (6%) per annum (calculated on a simple interest basis), from the date hereof until the principal balance of this Note is paid in full.  All interest under this Note shall be paid as provided in Section 2 below.

(b)            Both before and after any Event of Default, interest shall be calculated on the basis of a 364-day year (consisting of four (4) quarters, each quarter consisting of ninety-one (91) days) and the actual number of days elapsed in any calendar year or part thereof.

2.            Principal and Interest Payments; Maturity Date.

(a)            Subject to Sections 5, 6 and 7 below, accrued interest shall be paid quarterly in arrears no later than the seventh (7th) Business Day following the end of each calendar quarter and any accrued but unpaid interest at the time of maturity shall be paid in full in cash on the Maturity Date (as defined below).

(b)            The entire outstanding balance of this Note shall be paid in full in cash on or prior to January 31, 2019 (“Maturity Date”).  If Maker wishes to make any payment before the Maturity Date, it shall give Holder at least five (5) Business Days prior written notice thereof (“Prepayment Notice”) setting forth the amount of such prepayment (“Prepayment Amount”).

(c)            If any payment of principal or interest becomes due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day.  For purposes of this Note, the term “Business Day” shall mean any day other than a Saturday, Sunday or holiday on which banks in the City of New York are or may elect to be closed.

(d)            Amounts repaid or prepaid under this Note may not be reborrowed.

(e)            Payments of principal and interest shall be made in lawful currency of the United States of America by wire transfer of immediately available funds to the bank account of Holder set forth on Exhibit A to this Note or to such other bank account as Holder may from time to time designate in writing to Maker.

3.            Subordination. The obligations of Maker under this Note are, and shall at all times be, unsecured.  The obligations of Maker hereunder are and shall, at all times be, subject and subordinate in all respects to the obligations of Maker to any secured lender, whether now existing or hereafter arising (“Senior Debt Obligations”).  Notwithstanding anything contained herein to the contrary, as long as either (i) no Event of Default (as such term is defined in the applicable document evidencing the Senior Debt Obligations) exists or would result from the making of any payment of principal or accrued interest under this Note, or (ii) no action to enforce the Senior Debt Obligations has been commenced by the holder of any Senior Debt Obligation and is continuing, Maker shall pay, and Holder shall be entitled to accept and retain, any such payment of principal or accrued interest under this Note; provided, however, that any payments received by Holder in violation of this paragraph shall be held by Holder in trust for the holders of the Senior Debt Obligations and shall be turned over by Holder to the holders of the Senior Debt Obligations in the form received (together with any necessary endorsement).  Except with respect to payments Maker is authorized to pay to Holder hereunder, Holder shall not ask, demand, accelerate, sue for, take or receive payments from Maker, whether by setoff, guarantee or in any other manner, the whole or any part of any amounts which may now or hereafter owing by Maker to Holder unless and until the Senior Debt Obligations shall have been fully and finally paid in cash and satisfied with interest, fees and costs and all financing arrangements between Holder and the holders of Senior Debt Obligations have been terminated; provided, however, Holder shall only be entitled to join in any proceeding initiated by the holder or holders of Senior Debt Obligations that are necessary to protect Holder’s interests under this Note.  Holder agrees to execute and deliver any such documents or agreements that may be required by any senior lender in connection with the foregoing.
4.            Events of Default.  The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a)            the nonpayment of any principal, interest or other amount due under this Note on the date such payment is due, unless such default is cured by Maker within five (5) Business Days after the date such payment is due;

(b)            the filing by or against Maker of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against Maker, such proceeding is not dismissed or stayed within 120 days of the commencement thereof);

(c)            the appointment of (or taking possession by) a receiver, liquidator, assignee, trustee, custodian or other similar official for Maker or any assignment by Maker for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any material property of Maker;

(d)            the insolvency of Maker or Maker admits in writing its inability to pay its debts as they become due;

(e)            Maker defaults in the due performance or observance of any material covenant to be performed pursuant to this Note and such default is not cured by Maker within ten (10) days after receiving notice of such default from Holder; or

(f)            a Final Determination that Maker has defaulted in the due performance or observance of any material covenant to be performed by Maker pursuant to that certain Warrant dated as of the date hereof and delivered by Maker to Holder or any Senior Debt Obligations and such default is not cured or waived in accordance with the terms thereof.  A “Final Determination” means with respect to any such default (i) a final, binding and non-appealable Order or (ii) the mutual written agreement of the parties.  For the purpose of this definition, an “Order” means a judgment, decision, order, injunction, decree, award or writ of any governmental body.

5.            Remedies.

(a)            Subject to any rights of the holders of Senior Debt Obligations to which this Note is subordinated, upon the occurrence of (i) any Event of Default under Section 4(a), (d) or (e), the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon and all other sums owing under this Note, shall, at Holder’s option, become immediately due and payable, without presentation, demand or further action of any kind, and Holder may exercise any and all rights and remedies available to Holder under this Note or otherwise available to Holder at law or in equity or (ii) any Event of Default under Section 4(b) or (c), the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon and all other sums owing under this Note, shall automatically become immediately due and payable, without presentation, demand or further action of any kind, and Holder may exercise any and all rights and remedies available to Holder under this Note or otherwise available to Holder at law or in equity.  In addition, upon the occurrence of any Event of Default, the outstanding principal balance of this Note, together with all accrued interest, then payable to Holder under the terms of this Note shall bear interest from the date of such Event of Default until such Event of Default is cured by payment of all principal and interest then due and payable and brought current at the lower of (i) eight percent (8%) per annum and (ii) the highest legal rate permissible under applicable law. The failure of Holder to accelerate the outstanding principal balance of this Note upon the occurrence of an Event of Default shall not constitute a waiver of such default or of the right to accelerate this Note at any time thereafter so long as the Event of Default remains uncured.

(b)            Maker shall be responsible for all reasonable fees and expenses incurred by Holder and its counsel in the collection or attempted collection, by foreclosure or otherwise, of the principal amount of this Note, the interest thereon or any other payment due hereunder (“Collection Costs”).

(c)            All payments made under this Note shall be applied first to repayment of any outstanding unpaid Collection Costs, then to repayment of any accrued but unpaid interest, and then to repayment of the outstanding principal amount.

6.            Voluntary Conversion.

(a)            Subject to subparagraph (f) of this Section 6, at any time after January 31, 2017, Holder shall be entitled to convert all or any part of the then outstanding and unpaid principal of this Note into fully paid and nonassessable shares of Maker’s common stock, par value $0.001 per share (“Common Stock”), in accordance with this Section 6 (a “Voluntary Conversion”); provided, however, that any exercise of this right to Voluntary Conversion must involve a conversion under this Section 6 to not less than Thirty Thousand Six Hundred (30,600) shares of Common Stock, which limitation will be appropriately and equitably adjusted consistent with any adjustments under Section 8 of this Note (“Minimum Conversion”).  In the event Maker wishes to prepay all or any portion of this Note pursuant to Section 2(b), Holder shall, subject to Section 6(f),  be entitled to convert all or any portion of the Prepayment Amount into fully paid and nonassessable shares of Common Stock on the same terms set forth in this Section 6, provided that (i) Holder transmits a Voluntary Conversion Notice (as defined below)

to Maker within five (5) Business Days after receipt by Holder of the Prepayment Notice and (ii) the Voluntary Conversion must involve a conversion of the entire Prepayment Amount if such conversion would be for less than the Minimum Conversion.
(b)            The number of shares of Common Stock issuable upon any Voluntary Conversion shall be determined by dividing (i) the principal amount to be converted by (ii) the Conversion Price.  For the purposes of this Note, “Conversion Price” means Sixteen Dollars and Thirty Four Cents ($16.34) (as adjusted for stock splits, stock dividends, combinations and other similar events in accordance with Section 8).

(c)            To effect a Voluntary Conversion on any date (a “Voluntary Conversion Date”), Holder shall (i) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York City time, on such date, a copy of an executed notice of conversion (“Voluntary Conversion Notice”) to the Maker setting forth the principal amount of this Note to be converted and (ii) surrender this Note to a common carrier for delivery to the Maker as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction).  On or before the second Business Day following the date of receipt of a Voluntary Conversion Notice, Maker shall transmit by facsimile a confirmation of receipt of such Voluntary Conversion Notice to Holder and Maker’s transfer agent (“Transfer Agent”).  On or before the fifth (5th) Business Day following the date of receipt of a Voluntary Conversion Notice, Maker shall arrange for the issuance of the shares of Common Stock being issued upon the Voluntary Conversion. The shares of Common Stock to be issued shall bear such restrictive legends as are required to the Common Stock’s lack of registration under the Securities Act and such other legends as may be required by the Shareholder Agreement.

(d)            Upon any Voluntary Conversion pursuant to this Section 6, all interest then accrued or payable on such principal amount through and including the Voluntary Conversion Date shall be paid, at the option of Maker in its sole discretion, either (i) in cash, or (ii) in a number of shares of Common Stock as determined by dividing (A) the aggregate amount of such accrued and unpaid interest by (B) the Conversion Price.

(e)            Maker shall not issue any fraction of a share of Common Stock upon any Voluntary Conversion.  If the Voluntary Conversion would result in the issuance of a fraction of a share of Common Stock, Maker shall round such fraction of a share of Common Stock down to the nearest whole share, and any fractional share shall be payable in cash based upon the closing price of the Common Stock on the Voluntary Conversion Date.

(f)            Notwithstanding the foregoing provisions of this Section 6, Holder’s entitlement to Voluntary Conversion shall become exercisable in full immediately upon Maker’s Board of Directors approving a liquidation, dissolution, winding up or Change in Control (as defined below) of Maker.  Maker shall give Holder written notice of any such approval (subject to the next sentence) by Maker’s Board of Directors as promptly as practical thereafter and in any event at least ten (10) Business Days prior to such liquidation, dissolution, winding up or Change in Control.  Notwithstanding the provisions of this Section 6(f), Maker may delay such notice (and the ten (10) Business Day time period set forth in the immediately preceding sentence shall be reduced accordingly) (i) to the extent required by applicable law or the rules of any applicable securities exchange; (ii) if such notice would constitute the disclosure of material, non-public information; or (iii) if such notice would have an adverse effect on Maker or the event requiring such notice.  “Change in Control” means the first to occur of any of the following (in one transaction or a series of related transactions): (i) consummation of a sale of, directly or indirectly, all or substantially all of Maker’s assets, (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities of Maker under an employee benefit plan of Maker, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Maker representing fifty percent (50%) or more of (A) the outstanding equity securities of Maker or (B) the combined voting power of Maker’s then outstanding securities, or (iii) Maker is party to a consummated merger or consolidation which results in the voting securities of Maker outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or another entity) at least fifty percent (50%) of the combined voting power of the voting securities of Maker or such surviving or other entity outstanding immediately after such merger or consolidation.
(g)            Maker hereby agrees, represents and warrants that at all times there shall be reserved for issuance upon the exercise of this right of Voluntary Conversion such number of shares of its Common Stock (or other securities subject to this Voluntary Conversion from time to time) as shall be required for issuance upon exercise of this Voluntary Conversion.  Maker further agrees that all shares of Common Stock represented by this right of Voluntary Conversion have been duly authorized and will, upon issuance and against payment of the Conversion Price, be validly issued, fully paid and non-assessable.  Maker represents and warrants that (i) its execution and delivery of this Note has been authorized by all necessary and appropriate corporate action under its organizational documents and any applicable agreements and in conformity with applicable law and that this Note has been executed by an authorized representative of Maker and (ii) this Note represents a valid, legal and binding obligation of Maker, enforceable against Maker in accordance with its terms, except to the extent that such enforceability is limited by bankruptcy, receivership, moratorium, conservatorship or reorganization laws or other laws of general application affecting the rights of creditors generally or by general principles of equity.  Maker shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note.

7.            Setoff.  The amount owed under this Note is subject to reduction and setoff as provided in, and in accordance with, the Membership Interest Purchase Agreement to secure claims thereunder.

8.            Stock Splits, Stock Dividends, Recapitalizations, etc.

(a)            In case Maker shall: (i) pay a dividend, make a distribution on the Common Stock or fix a record date for determination of holders of capital stock of the Maker entitled to receive such dividend or distribution in shares of Common Stock or any other of its capital stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of its capital stock into a smaller number of shares of Common Stock, or (iv) issue, by reclassification of its shares of Common Stock, any shares of capital stock (including any reclassification in connection with a consolidation or merger in which Maker is the continuing corporation), the amount of shares of Common Stock issuable upon the exercise of a Voluntary Conversion immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise of such Voluntary Conversion that number of shares (or other capital stock of Maker) that Holder would have owned or would have been entitled to receive after the occurrence of such event had the Voluntary Conversion occurred immediately prior to the record date, in the case of any such dividend or distribution, or the effective date, in the case of any such subdivision, combination or reclassification.
(b)            If any recapitalization of Maker, reclassification of the Common Stock, reorganization, split-off, spin-off, extraordinary dividend or distribution of Maker, merger or consolidation of Maker into or with a corporation or other business entity, sale or transfer of all or substantially all of Maker’s assets or of any successor corporation’s assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term “successor corporation”), or any event similar to any of the foregoing, including a Change in Control, shall be effected, directly or indirectly, in one or a series of related transactions (any of the foregoing being an “Adjustment Event”) at any time while this Note remains outstanding and unexpired, then, as a condition of such Adjustment Event and without limiting any other rights of Holder under this Note, and, in any event, Maker agrees that lawful, equitable and adequate provision shall be made whereby Holder thereafter shall have the right to receive upon the conversion hereof as provided in Section 6 and in lieu of the shares of Common Stock immediately theretofore issuable upon the conversion  of this Note, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange, in connection with the Adjustment Event, for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the conversion of this Note had such Adjustment Event not taken place, and in each such case, the terms of this Note shall be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after such consummation.

9.            Restrictions on Disposition of Note and Common Stock.

(a)            The Holder hereby acknowledges that (i) this Note and any Common Stock that may be acquired upon conversion of this Note (“Conversion Shares”), as of the date hereof, are not registered: (A) under the Securities Act on the ground that the issuance of this Note is exempt from registration under Section 4(2) of the Securities Act as not involving any public offering or (B) under any applicable state securities law because the issuance of this Note  does not involve any public offering and (ii) that the Maker’s reliance on the Section 4(2) exemption of the Securities Act and under applicable state securities laws is predicated in part on the representations hereby made to the Maker by the Holder.  The Holder represents and warrants that the Holder is acquiring this Note and will acquire Conversion Shares for investment for the Holder’s own account, with no present intention of reselling or otherwise distributing the same.

(b)            If, at the time of issuance of Conversion Shares upon conversion of this Note, no registration statement is in effect with respect to such shares under applicable provisions of the Securities Act and other applicable securities laws, Holder hereby agrees that Holder will not sell, transfer, offer, pledge or hypothecate all or any part of the Conversion Shares unless and until Holder shall first have given notice to Maker describing such sale, transfer, offer, pledge or hypothecation and available exemptions from such registration requirements exist.  Should there be any reasonable uncertainty or good faith disagreement between Maker and the Holder as to the availability of such exemptions, then the Holder shall be required to deliver to Maker (i) an opinion of counsel (skilled in securities matters and selected by the Holder) in form and substance satisfactory to Maker to the effect that such offer, sale, transfer, pledge or hypothecation is in compliance with an available exemption under the Securities Act and other applicable securities laws, or (ii) an interpretative letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed offer, sale, transfer, pledge or hypothecation is made without registration under the Securities Act.  Maker may at its election require that the Holder provide Maker with written reconfirmation of the Holder’s investment intent as set forth in Section 9(a) with respect to the Conversion Shares.    The Conversion Shares issued upon conversion of this Note shall bear a legend reading substantially as follows:
“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITY IS THEN IN EFFECT, OR SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED DUE TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION.  SHOULD THERE BE ANY REASONABLE UNCERTAINTY OR GOOD FAITH DISAGREEMENT BETWEEN MAKER AND THE HOLDER AS TO THE AVAILABILITY OF SUCH EXEMPTIONS, THEN THE HOLDER SHALL BE REQUIRED TO DELIVER TO MAKER AN OPINION OF COUNSEL (SKILLED IN SECURITIES MATTERS AND SELECTED BY THE HOLDER) IN FORM AND SUBSTANCE SATISFACTORY TO MAKER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS.”
(c)            In addition to the foregoing restrictions, any Conversion Shares issued upon conversion of this Note will be subject to additional restrictions on transfer, repurchase rights and standstill provisions set forth in the Shareholder Agreement.  The Conversion Shares issued upon exercise of the Note shall bear a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A SHAREHOLDER REGISTRATION RIGHTS AGREEMENT DATED AS OF JANUARY 13, 2014, AS MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST

FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT SHAREHOLDER REGISTRATION RIGHTS AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER, REPURCHASE RIGHTS AND STANDSTILL PROVISIONS SET FORTH THEREIN.”
(d)            This Note may be assigned in whole, but not in part, to an Affiliate (as defined herein) of the Holder provided such Affiliate agrees to be legally bound by the Shareholder Agreement and executes and delivers to Maker such documents and instruments reasonably requested by Maker, including a joinder agreement.  Otherwise, this Note may not be assigned, pledged, sold or otherwise transferred without the prior written consent of Maker.  Any purported assignment prohibited by this Note shall be void.  For purposes of this Section 9(d), an “Affiliate” means, with respect to a person or entity, (i) each person or entity that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, more than fifty percent (50%) of the voting capital shares or other voting equity interests or securities of such person or entity, and (b) each person or entity that controls, is controlled by or is under common control with such person or entity or any Affiliate of such person or entity.  For the purpose of this definition, “control” of an entity means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

(e)            So long as the Conversion Shares remains subject to the foregoing restrictions, the Maker may maintain appropriate “stop transfer” orders with respect to such shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

10.            Miscellaneous.

(a)            If any clause or provision of this Note shall for any reason be held to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid or unenforceable clause or provision had never been contained in this Note.  If a law which applies to a loan evidenced by this Note and that sets maximum loan charges is finally interpreted so that the interest or other charges collected or to be collected in connection with any such loan exceed the permitted limit, then (i) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit, and (ii) any sums already collected from Maker which exceed permitted limits will be refunded to Maker.  Holder may choose to make any such refund by reducing the principal owed under this Note or by making a direct payment to Maker.  Any such reduction or payment shall not cure or waive any default by Maker under this Note.  Maker agrees, however, that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment, including, without limitation, late charges, shall be deemed to the extent permitted by law to be an expense, fee or premium rather than interest.

(b)            The provisions of this Note shall be binding upon and inure to the benefit of Maker and Holder, their respective personal representatives, heirs, successors and permitted assigns.

(c)            No modification, amendment or waiver of any provision of this Note will be effective unless made in a writing signed by Maker and Holder.

(d)            The invalidity or unenforceability of any particular provision, or part of any provision, of this Note shall not affect the other provisions or parts hereof, and this Note shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

(e)            All notices, consents, waivers and other communications required or permitted by this Note shall be in writing and shall be deemed given to a party when (i) delivered to the appropriate address by hand or by nationally recognized courier service (costs prepaid); (ii) sent by facsimile with confirmation of transmission by the transmitting equipment; or (iii) received or rejected by the addressee, if sent by certified mail, return receipt requested; in each case to the following addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address or facsimile number, or person as a party may designate in writing to the other parties):

To Maker:
Autobytel Inc. 1887 MacArthur Blvd., Suite 200 Irvine, California 92612-1400 Attention: Chief Legal Officer Telephone: (949) 862-1392 Fax: (949) 862-1323
With a copy (which shall not constitute notice) to:
Drinker Biddle & Reath LLP 105 College Road East P.O. Box 627 Princeton, NJ 08542-0627 Attention: James Biehl, Esq. Fax: (609) 799-7000
To Holder:
AutoNationDirect.com, Inc. c/o AutoNation, Inc. 200 SW 1st Avenue Suite 1400 Fort Lauderdale, Florida 33301 Attention: Jonathan P. Ferrando Coleman Edmunds, Esq. Fax: (954) 769-6527

With a copy (which shall not constitute notice) to:
Akerman LLP
One Southeast Third Avenue
25th Floor
Miami, FL 33131
Attention: Jonathan L. Awner, Esq.
Fax:  (305) 374-5095
A copy of any and all notices and other communications sent by facsimile pursuant to this Section 10(e) shall also be sent by United States mail to the appropriate address in accordance with this Section 10(e).
11.            Governing Law.  All issues and questions concerning the construction, validity, interpretation and enforceability of this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

12.            Dispute Resolution; Forum.  Maker and the Holder hereby agree that any dispute which may arise between them arising out of or in connection with this Note shall be resolved in accordance with the dispute resolution provisions set forth in Section 7.6 of the Membership Interest Purchase Agreement.

13.            Maker’s Waivers. Maker and all sureties, endorsers, guarantors and other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (i) waive demand, notice of demand, presentment for payment, notice of nonpayment, notice of default, protest, notice of protest and all other notices except those required to be given under the terms of this Note, and further waive diligence in collecting this Note or in enforcing any of the security for this Note; and (ii) consent to any extension of time for the payment of this Note, or any installment thereof, made by agreement by Holder with any person now or hereafter liable for the payment of this Note, even if Maker is not a party to such agreement.

14.            Waiver.  Any covenant or condition of this Note may be waived at any time, in writing, by the party entitled to the benefit of such covenant or condition. Waiver of any default of any covenant or condition, will not be a waiver of any succeeding default of the covenant or condition or a waiver of the covenant or condition itself or any other covenant or condition.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered on the date first written above.

Autobytel Inc.
By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal and Administrative Officer and Secretary

[Signature Page to Promissory Note]

Exhibit A

Bank Account of Holder

This Exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K.  Autobytel Inc. will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request; provided, however, that Autobytel Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.